Board of Directors
Net Lnnx, Inc.
324 Datura Street, Ste 303
West Palm Beach, FL 33401


               CONSENT OF INDEPENDENT PUBLIC ACCOUNTANT

     We hereby consent to the use of our audit report dated March 20, 1998 (and all references to our firm) included in Net Lnnx, Inc.'s Form 10-KSB report for the year ended 1997, which is incorporated by reference in Net Lnnx's Form 10-KSB post effective #7 to Form S-8 report for the fiscal year ended 1997.


Sweeney, Gates & Co.

Ft. Lauderdale, FL
May 27, 1998